UNITED STATES OF AMERICA

                               before the

                     SECURITIES AND EXCHANGE COMMISSION

 In the Matter of

                                                      Quarterly
The Connecticut Light and Power Company             Certificate as
Western Massachusetts Electric  Company               to Partial
                                                   Consummation of
                                               Transaction $500 Million
                                                Revolving Credit Agreement

Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


Pursuant to the Public Utility Holding Company Act of 1935 and Rule 24(a) thereunder, The Connecticut Light and Power Company and Western Massachusetts Electric Company hereby certify that they maintain a $500 Million Revolving Credit Agreement dated November 19, 1999 with Citibank, N.A. as
Administrative Agent.

As of June 30, 2000, The Connecticut Light and Power Company had
$90,000,000 outstanding and Western Massachusetts Electric Company had $118,000,000 outstanding on this facility.

Dated: June 30, 2000

                                         Northeast Utilities



                                     /s/ Randy A. Shoop
                                         Treasurer - The Connecticut
                                         Light and Power Company
                                         Assistant Treasurer -
                                         Western Massachusetts Electric Company